Exhibit 99.2

Zymeworks Announces Leadership Appointments and Transitions to Align with Evolution of Corporate Strategy

•	Investment industry veteran Mr. Brian Cherry appointed to Board of Directors

•	Dr. Sabeen Mekan to transition to Chief Medical Officer effective February 1, 2026 and Mark Hollywood promoted to Executive Vice President and Chief Operating Officer

•	Five new Vice Presidents appointed, underscoring our commitment to leadership development

Vancouver, British Columbia (January 12, 2026) – Zymeworks Inc. (Nasdaq: ZYME), a biotechnology company managing a portfolio of licensed healthcare assets, while developing a diverse pipeline of novel, multifunctional biotherapeutics, today announced appointments, promotions, retirements, and reductions to its leadership team intended to strengthen the capabilities and experience of the organization. These updates are designed to align key leadership roles with the Company’s corporate strategy announced in November.

“At Zymeworks, we recognize that our greatest asset is our people. Ensuring that we continue to have the right set of key skills and experience within our Board of Directors and leadership team is critical for successful execution of our current strategy and driving long-term shareholder value. Elevating talented individuals at Zymeworks recognizes their strong performance for the Company, our continued confidence in their abilities and the emphasis we place on cultivating leaders from within,” said Kenneth Galbraith, Chair, Chief Executive Officer, and Acting Chief Financial Officer of Zymeworks.

Board of Directors Strengthened to Support Future Strategy

Brian Cherry has been appointed to the Board effective January 12, 2026 to bring the current Board to nine directors. Mr. Cherry has spent more than 25 years investing in and helping build businesses across a wide range of industries including healthcare, industrials, business services, financial services, and consumer products. He has led buyout and growth equity investments in companies totaling over $25 billion in enterprise value. Previously, Mr. Cherry was a Managing Partner at Oak Hill Capital, a private equity firm. His board experience includes over a dozen private and public companies, the U.S. Air Force Academy Foundation, and the Undergraduate Financial Aid Leadership Council at the University of Pennsylvania. Mr. Cherry earned his BA from Princeton University and his MBA from The Wharton School at the University of Pennsylvania.

Mr. Galbraith added, “Over the past year, we have taken deliberate steps to streamline the Board, reducing its size from twelve to nine directors, while ensuring that the collective skills and experience of the Board are well aligned to provide effective oversight of the Company’s new corporate strategy. Brian brings complementary expertise to the Board, particularly in capital allocation and strategic acquisitions, which we believe will support disciplined execution and long-term shareholder value creation.”

Mr. Cherry is the fourth new director appointed to Zymeworks’ Board over the past twelve months, joining Mr. Oleg Nodelman, Mr. Greg Ciongoli, and Mr. Robert E. Landry.

Leadership Appointments and Transitions Position Company for Next Phase of Growth

Mr. Mark Hollywood has been promoted to Executive Vice President and Chief Operating Officer with expanded responsibilities beyond his current leadership of Technology and Manufacturing Operations, Quality, and Alliance/Program Management.

Dr. Sabeen Mekan has been promoted to Senior Vice President and Chief Medical Officer (CMO) effective February 1, 2026, with overall responsibility for our clinical development, regulatory affairs, pharmacovigilance/patient safety, and clinical operations. Dr. Jeff Smith, our current CMO, will be retiring effective January 31, 2026, while continuing to provide services as an adviser for a transitional time period.

Ms. Leone Patterson, our Chief Financial and Business Officer and Mr. Daniel Dex, General Counsel, will both be departing from their roles at Zymeworks during the first quarter of 2026. The Company has commenced a comprehensive search for a permanent Chief Financial Officer with the experience required to support the Company’s next phase of development. Mr. Galbraith has assumed the role of Acting Chief Financial Officer until a replacement is secured.

In addition, the following individuals have been promoted or appointed to the leadership team:

•	Ms. Laura O’Connor, Senior Vice President and Chief Human Resources Officer

•	Ms. Bijal Desai, Senior Vice President, Finance

•	Dr. Lindsey Foulkes, Senior Vice President, Corporate Development and Strategy

•	Dr. Charles Chen, Vice President, Translational Sciences

•	Ms. Shrinal Inamdar, Vice President, Investor Relations

•	Ms. Diana Papove, Vice President, Corporate Communications

•	Ms. Victoria Spencer, Vice President, Treasury and Tax

•	Dr. Lingxing Zheng, Vice President, Regulatory Affairs

“These outstanding individuals have consistently demonstrated exceptional leadership abilities, commitment to our vision, and a deep understanding of both our strategic objectives and our commitment to bringing meaningful medicines to patients worldwide,” stated Mr. Galbraith. “These leadership changes reflect the alignment of management resources to effectively execute against our strategic objectives in order to drive long-term shareholder value at Zymeworks.”

Additional information on the background and experience of these individuals is available on the Company’s website at www.zymeworks.com.

About Zymeworks Inc.

Zymeworks is a global biotechnology company managing a portfolio of licensed healthcare assets and developing a diverse pipeline of novel, multifunctional biotherapeutics to improve the standard of care for difficult-to-treat diseases, including cancer, inflammation, and autoimmune disease. The Company’s asset and royalty aggregation strategy focuses on optimizing positive future cash flows from an emerging portfolio of licensed products such as Ziihera® (zanidatamab-hrii) and other licensed products and product candidates, such as pasritamig. In addition, Zymeworks is also building a portfolio of healthcare assets that can generate strong cash flows, while supporting the early-stage development of innovative medicines. Zymeworks engineered and developed Ziihera, a HER2-targeted bispecific antibody using the Company’s proprietary Azymetric™ technology and has entered into separate agreements with BeOne Medicines Ltd. (formerly BeiGene, Ltd.) and Jazz Pharmaceuticals Ireland Limited granting each exclusive rights to develop and commercialize zanidatamab in different territories. Zymeworks is rapidly advancing a robust pipeline of product candidates, leveraging its expertise in both antibody drug conjugates and multispecific antibody therapeutics targeting novel pathways in areas of significant unmet medical need. The Company’s complementary therapeutic platforms and fully integrated drug development engine provide the flexibility and compatibility to precisely engineer and develop highly differentiated antibody-based therapeutics. These capabilities have been further leveraged through strategic partnerships with global biopharmaceutical companies. For information about Zymeworks, visit www.zymeworks.com and follow @ZymeworksInc on X.

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements” or information within the meaning of the applicable securities legislation, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements in this press release include, but are not limited to, statements that relate to Zymeworks’ expectations regarding implementation of its strategic priorities and the anticipated benefits thereof; implementation of its evolving asset aggregation strategy, including existing and potential future royalty streams and existing and potential new partnerships; statements that relate to the expected contributions of personnel to Zymeworks’ strategic goals and long-term shareholder value; anticipated capital allocation strategy; industry opportunities for acquisition of new revenue streams or collaborations; the commercial potential of technology platforms and product candidates; Zymeworks’ early-stage pipeline and other information that is not historical information. When used herein, words such as “plan”, “believe”, “expect”, “may”, “continue”, “anticipate”, “potential”, “will”, “on track”, “progress”, and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon Zymeworks’ current expectations and various assumptions. Zymeworks believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. Zymeworks may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various factors, including, without limitation: any of Zymeworks’ or its partners’ product candidates may fail in development, may not receive required regulatory approvals, or may be delayed to a point where they are not commercially viable; Zymeworks may not achieve milestones or receive additional payments under its collaborations; regulatory agencies may impose additional requirements or delay the initiation of clinical trials; the impact of new or changing laws and regulations; market conditions, including the impact of tariffs; potential negative impacts of FDA regulatory delays and uncertainty around recent policy developments, changes in the leadership of federal agencies such as the FDA, staff layoffs, budget cuts to agency programs and research, and changes in drug pricing controls; the impact of pandemics and other health crises on Zymeworks’ business, research and clinical development plans and timelines and results of operations, including impact on its clinical trial sites, collaborators, and contractors who act for or on Zymeworks’ behalf; zanidatamab may not be successfully commercialized; Zymeworks’ evolution of its business strategy related to anticipated and potential future milestones and royalty streams and existing and potential new partnerships may not be successfully implemented; Zymeworks’ business strategy may not deliver meaningful shareholder returns; Zymeworks may be unsuccessful in actively managing and/or aggregating revenue-generating assets alongside its active R&D operations; ongoing and future clinical trials may not demonstrate safety and efficacy of any of Zymeworks’ or its collaborators’ product candidates; data providing early validation of our antibody drug conjugate platform and next generation pipeline programs may not be replicated in future studies; Zymeworks’ assumptions and estimates regarding its financial condition, future financial performance and estimated cash runway may be incorrect; inability to maintain or enter into new partnerships or strategic collaborations; and the factors described under “Risk Factors” in Zymeworks’ quarterly and annual reports filed with the Securities and Exchange Commission (copies of which may be obtained at www.sec.gov and www.sedarplus.ca).

Although Zymeworks believes that such forward-looking statements are reasonable, there can be no assurance they will prove to be correct. Investors should not place undue reliance on forward-looking statements. The above assumptions, risks and uncertainties are not exhaustive. Forward-looking statements are made as of the date hereof and, except as may be required by law, Zymeworks undertakes no obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances, or to reflect the occurrences of unanticipated events.

Investor inquiries:

Shrinal Inamdar

Vice President, Investor Relations

(604) 678-1388

ir@zymeworks.com

Media inquiries:

Diana Papove

Vice President, Corporate Communications

(604) 678-1388

media@zymeworks.com